SCHEDULE 14C INFORMATION

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Pacific Select Fund

(Name of Registrant as Specified In Its Charter)

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PACIFIC SELECT FUND

FLOATING RATE LOAN AND GLOBAL ABSOLUTE RETURN PORTFOLIOS

INFORMATION STATEMENT DATED SEPTEMBER 13, 2013

This document (“Information Statement”) provides information concerning a new portfolio manager and a new portfolio management agreement for the Floating Rate Loan and Global Absolute Return Portfolios and is being sent on or about September 13, 2013 to the shareholders of record as of August 30, 2013.

We are not asking you for a proxy and you are requested not to send us a proxy.

I.    Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved a change in portfolio manager and a new portfolio management agreement with respect to the Floating Rate Loan and Global Absolute Return Portfolios (the “Portfolios”), effective August 1, 2013. Information concerning this change in portfolio manager is included in a supplement dated August 1, 2013 to the Trust’s prospectus for Class I and Class P shares dated May 1, 2013, as supplemented. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a change in portfolio manager requires shareholder approval of a new portfolio management agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Trust can hire, terminate, and replace, as applicable, portfolio managers and enter into new portfolio management agreements (except, as a general matter, portfolio managers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the portfolio manager change is being provided pursuant to the requirements of the exemptive order.

At an in-person meeting on June 19, 2013, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective August 1, 2013, the transfer of the Portfolio Management Agreement with Eaton Vance Management (“EVM”) to Boston Management and Research (“BMR”), a wholly-owned subsidiary of EVM with respect to the Floating Rate Loan and Global Absolute Return Portfolios (the “BMR Portfolio Management Agreement”) and appointed BMR as the Portfolio Manager for these Portfolios. BMR’s appointment as the new Portfolio Manager and the Board’s approval of the BMR Portfolio Management Agreement were made in accordance with the exemptive order issued by the SEC with regard to the Trust and does not require shareholder approval.

II.    Board Consideration of the New Portfolio Management Agreement

In evaluating the BMR Portfolio Management Agreement, the Board, including the Independent Trustees, considered the factors described below. Additionally, the Trustees considered that BMR is a wholly-owned subsidiary of the Portfolios’ previous portfolio manager, EVM, that the terms of the BMR Portfolio Management Agreement were substantially the same as the portfolio management agreement with EVM, that BMR shares the same personnel, senior management, operations, compliance program and chief compliance officer with EVM, that BMR would provide the same general sub-advisory services to the Portfolios as have been provided by EVM, and that PLFA recommended that BMR serve as the new Portfolio Manager to the Portfolios.

In evaluating the BMR Portfolio Management Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

A.    Nature, Extent and Quality of Services to be Provided

The Trustees considered that Eaton Vance, the prior Portfolio Manager of the Portfolios, had proposed that BMR, a wholly-owned subsidiary of Eaton Vance, replace Eaton Vance as the Portfolio Manager of the Portfolios. The Trustees considered the benefits to shareholders of retaining BMR as the Portfolio Manager, particularly in light of the nature, extent, and quality of the services to be provided to the Global Absolute Return and Floating Rate Loan Portfolios. Under the BMR Portfolio Management Agreement, BMR would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities would be purchased or sold by the Portfolios.

The Trustees considered the quality of the management services expected to be provided to each Portfolio over both the short- and long-term, the organizational depth and resources of BMR, including the background and experience of the Portfolio Manager’s management, representations from BMR that no significant changes were anticipated in the portfolio management services currently provided to each Portfolio, and that the same portfolio management team would continue to manage each Portfolio. The Trustees also considered that, although BMR is assuming all of the portfolio management duties, Eaton Vance and its parent company have agreed to guarantee BMR’s obligation to perform all of its duties and obligations under the BMR Portfolio Management Agreement.

In making these assessments, the Board was aided by the assessments and recommendations of PLFA and the materials provided by BMR, including copies of BMR’s Form ADV; financial information relating to BMR; and other information deemed relevant to the Trustees’ evaluation. The Trustees considered that BMR is a firm with sufficient size, market presence and resources to properly manage each Portfolio.

In addition, the Board considered that the Trust’s Chief Compliance Officer (“CCO”) had reviewed the written compliance policies and procedures of BMR, including the assessment of its compliance program as required under Rule 38a-1 of the 1940 Act and its code of ethics, prior to the effectiveness of the new BMR Portfolio Management Agreement.

The Board concluded it was satisfied with the nature, extent and quality of the management services anticipated to be provided to each Portfolio by BMR under the BMR Portfolio Management Agreement.

B.    Performance

The Trustees considered information about the historical performance of the Portfolios against similar portfolios managed by investment management teams that will continue to manage the Portfolios. With respect to the Global Absolute Return Portfolio, the Trustees considered information about the historical performance of the Portfolio against a pertinent benchmark and a composite of similarly managed accounts as of March 31, 2013, noting that the Portfolio had commenced operations on October 1, 2012. The Trustees also considered that they had previously reviewed the historical performance of accounts managed by the Global Absolute Return Portfolio’s investment management team at their meeting on June 20, 2012, in addition to regular quarterly review of investment performance of the Portfolio. With respect to the Floating Rate Loan Portfolio, the Trustees considered the historical performance of the Portfolio against a pertinent benchmark and similar funds for the year-to-date, one-, three-, five-, and ten-year periods, as applicable, as of March 31, 2013. The Trustees also considered that they had previously reviewed the historical performance of the Floating Rate Loan Portfolio at their meeting on December 12, 2012, in addition to regular quarterly review of investment performance of the Portfolio.

C.    Portfolio Management Fee

The Trustees considered that each Portfolio’s sub-advisory fee schedule would remain the same following the change in Portfolio Manager. The Trustees noted that they had reviewed the investment advisory fees paid by the Global Absolute Return Portfolio at their meeting on June 20, 2012, and that they had reviewed the investment advisory fees paid by the Floating Rate Loan Portfolio at their meeting on December 12, 2012.

D.    Costs, Level of Profits and Economies of Scale

The Trustees reviewed information regarding the costs to BMR of managing each Portfolio and the profitability of the BMR Portfolio Management Agreement to BMR to the extent practicable based on the financial information provided by BMR. The Trustees focused their consideration on other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and BMR, the fact that each Portfolio’s sub-advisory fee schedule would remain the same, and the fact that such fees are paid by PLFA. The Board concluded that each Portfolio’s fee structure reflected in the BMR Portfolio Management Agreement is fair and reasonable.

E.    Ancillary Benefits

The Trustees received information from PLFA concerning other benefits that may be received by BMR and its affiliates as a result of their relationship with each Portfolio, including commissions that may be paid to broker-dealers affiliated with BMR and the anticipated use of soft dollars by BMR. In this regard, the Trustees noted that BMR represented that it does not anticipate utilizing affiliates for brokerage transactions and that although BMR uses soft dollars, it does not anticipate utilizing soft dollar credits for the Portfolios. The Trustees also considered that BMR may benefit from its relationship with the Portfolios as a result of the inclusion of assets and performance records in composites used by BMR to demonstrate expertise in each Portfolio’s strategy, and that such benefit is consistent with those generally derived by portfolio managers to mutual funds and is not otherwise unusual.

F.    Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the BMR Portfolio Management Agreement is in the best interests of each Portfolio and its shareholders; and (ii) the compensation payable under the BMR Portfolio Management Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.    The New Portfolio Management Agreement

The BMR Portfolio Management Agreement is substantially similar to the portfolio management agreement with the prior portfolio manager, EVM. BMR will, subject to the supervision of the Adviser, provide a continuous investment program for the Portfolios and determine the composition of the assets of the Portfolios, including the evaluation, investment, purchases and/or sales and reinvestment of the Portfolios’ assets in accordance with its investment goal, strategies, policies and restrictions. BMR bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Portfolio Manager’s services provided under the BMR Portfolio Management Agreement. The Portfolios are responsible for their own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, other applicable laws, applicable regulations or other provisions of the BMR Portfolio Management Agreement, BMR is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the BMR Portfolio Management Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the BMR Portfolio Management Agreement or by reason of BMR’s reckless disregard of its obligations and duties under the BMR Portfolio Management Agreement or by breach of any provision of the BMR Portfolio Management Agreement, including breach of any representation, warranty or undertaking. The BMR Portfolio Management Agreement will continue in effect from year to year, subject to approval annually by the Board or by the shareholders of the Portfolios and also, in either event, approval of a majority of the Independent Trustees. The BMR Portfolio Management Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.

There was no change to the advisory fee rate paid by the Floating Rate Loan and Global Absolute Return Portfolios to the Adviser in connection with the portfolio manager change. Also, there was no change to the sub-advisory fee rate paid by the Adviser to the new Portfolio Manager, in connection with the portfolio manager change. The current sub-advisory fee rates for the Portfolios are referenced below:

Current Fee Schedules

Global Absolute Return Portfolio	Floating Rate Loan Portfolio
0.500% on first $3 billion; and 0.480% in excess of $3 billion	0.30% of average daily net assets

The sub-advisory fees paid by the Adviser to the prior portfolio manager, EVM, were paid through July 31, 2013 pursuant to a portfolio management agreement dated May 1, 2010, as amended. For the period January 1, 2012 through December 31, 2012, each portfolio’s sub-advisory management fees paid or owed by the Adviser to the prior portfolio manager totaled $3,011,900 for the

Floating Rate Loan Portfolio and $2,550,762 for the Global Absolute Return Portfolio. For the Trust’s fiscal year ended December 31, 2012, neither of the Portfolios paid any brokerage commissions to an affiliated broker of BMR.

IV.    Information Regarding BMR

BMR, doing business as Eaton Vance Investment Managers, is a registered investment adviser and has been managing assets since 1924. EVM, the Portfolios’ previous portfolio manager, is the majority owner of BMR. EVM is a wholly-owned subsidiary of Eaton Vance Corp. Eaton Vance, Inc., a Massachusetts corporation, is the sole trustee of EVM. Eaton Vance, Inc. is 100% owned by Eaton Vance Corp. As of June 30, 2013, BMR’s (including its affiliates) total assets under management were $260.6 billion. BMR, EVM and Eaton Vance Investment Managers’ business address is Two International Place, Boston, Massachusetts 02110.

BMR acts as investment adviser to the following registered investment companies, which have similar objectives to the Portfolios.

Comparative Portfolios to the Floating Rate Loan Portfolio (As of June 30, 2013)

Portfolio Name	Net Assets	Compensation Rate	Waived/ Reduced
Eaton Vance Floating-Rate Portfolio	$12 billion

0.5750% up to $1 billion;

0.5250% on $1 billion but less than $2 billion;

0.5000% on $2 billion but less than $5 billion;

0.4800% on $5 billion but less than $10 billion;

0.4500% on $10 billion but less than $15 billion;

0.4375% on $15 billion but less than $20 billion;

0.4275% on $20 billion but less than $25 billion; and

0.4200% on $25 billion and over

No
Eaton Vance Variable Trust Floating Rate Fund	$508 million	0.575% up to $1 billion; 0.525% on $1 billion up to $2 billion; 0.500% on $2 billion up to $5 billion; and 0.480% on $5 billion and over	No
Columbia Variable Portfolio — Eaton Vance Floating-Rate Income Fund	$819 million	0.30% of average daily net assets	No
Met/Eaton Vance Floating Rate Portfolio	$887 million	0.30% of average daily net assets	No

Comparative Portfolios to the Global Absolute Return Portfolio (As of June 30, 2013)

Portfolio Name	Net Assets	Compensation Rate	Waived/ Reduced
Global Macro Absolute Return Advantage Fund	$1.26 billion	0.97% of average daily net assets	No
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	$544 million	0.55% on all assets up to $1 billion; and 0.50% on all assets over $1 billion	No
Columbia Active Portfolio Multi-Manager Alternative Strategies Fund	$149 million	0.60% of average daily net assets	No
Columbia Variable Portfolio — Eaton Vance Global Macro Advantage Fund	$341 million	0.60% of average daily net assets	No

As of June 30, 2013, BMR’s principal executive officers are:

Principal Executive Officers[1]	Principal Occupation
Thomas E. Faust Jr., CFA[2]	Chairman, Chief Executive Officer
Duncan W. Richardson, CFA[2]	Executive Vice President, Chief Equity Investment Officer
Jeffrey P. Beale	Chief Administrative Officer
Laurie Hylton	Chief Financial Officer
Payson Swaffield, CFA	Chief Income Investment Officer
Cynthia J. Clemson	Co-Director, Municipal Bonds
Michael R. Mach, CFA	Portfolio Manager, Equity Investments
Maureen Gemma	Chief Legal Officer, Eaton Vance Funds
Frederick Marius	Chief Legal Officer, Eaton Vance Corporation

[1] The business address for each individual with respect to the individual’s position at BMR is Two International Place, Boston, Massachusetts 02110.

[2] Beneficially owns 10% or more of the outstanding securities of BMR.

No officer or Trustee of the Trust is an officer, director or shareholder of BMR (including its affiliates).

Additional Information

Additional information about BMR is available in Pacific Select Fund’s Statement of Additional Information, as supplemented, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended December 31, 2012 and the Trust’s semi-annual report for the period ended June 30, 2013 were previously sent to shareholders. Both of these reports are available upon request without charge by contacting Pacific Select Fund by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:	Pacific Life’s Annuity Contract Owners: 1-800-722-4448
Pacific Life’s Annuity Financial Professionals: 1-800-722-2333
Pacific Life’s Life Insurance Policy Owners: 1-800-347-7787
PL&A’s Annuity Contract Owners: 1-800-748-6907 PL&A’s Life Insurance Policy Owners: 1-888-595-6997

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. Both are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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